Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated July 31, 2026, with respect to the statement of assets and liabilities (in organization) of Bitwise NEAR ETF, as of July 28, 2026, included herein, and to the reference to our firm under the heading “Experts” in the Registration Statement on Form S-1.

/s/ KPMG LLP

New York, New York
August 28, 2026